EXHIBIT 99.1

                        Kansas City, MO - October 2, 2003

Interstate Bakeries Corporation (NYSE-IBC) today announced plans to close its bread and roll bakery in Grand Rapids, MI. The closing, scheduled for December 3, 2003, will affect 160 employees.

Production from the Grand Rapids bakery, which primarily bakes bread and rolls under the Wonder, Butternut and Home Pride brand names, will be transferred to IBC's bakeries in Columbus, Defiance and Northwood, OH, Indianapolis, IN and Hodgkins, IL. Distribution of IBC products to food stores in Grand Rapids and other markets will not be affected.

"The decision to close the Grand Rapids bakery was difficult. Our employees there have been solid contributors and we appreciate their efforts," said James
R. Elsesser, IBC's Chief Executive Officer. "However, company-wide we are consolidating operations and seeking production efficiencies. The Grand Rapids plant, which we acquired in 1972, is not as efficient as some of our other facilities, and it cannot be economically updated. As a result, we concluded that it was best for the company to close the facility."

Most employees affected by this decision are represented by the United Dairy, Bakery and Food Workers Local Union #386 of the Retail, Wholesale and Department Store Union. Severance arrangements for these employees will be guided by IBC's agreements with this union.

Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods in the U.S., under various national brand names including Wonder, Hostess, Dolly Madison, Merita and Drake's. The Company, with 57 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

For information, please contact:
Mark D. Dirkes

Senior Vice President-Corporate Marketing
Interstate Bakeries Corporation
12 E. Armour Boulevard

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Kansas City, Missouri 64111
816-502-4000


Forward-Looking Statements


Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements relating to, among other things: production and distribution of our products. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in implementing the decisions described in the release or other cost-saving initiatives or other problems related thereto; actions of competitors, including pricing policy and promotional spending; the availability and costs of raw materials, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products; the effectiveness of hedging activities; increased pension, health care, workers' compensation and other employee costs; the effectiveness of advertising and marketing spending; the availability of capital on acceptable terms; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; changes in our business strategies; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended May 31, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.